CONSENT AND WAIVER

Dated as of March 23, 2007

GENERAL RECITALS

WHEREAS, CyberDefender Corporation, a California corporation (the "Company"), has informed the undersigned holders (“Debenture Holders”) of the Company’s 10% Secured Convertible Debentures issued on September 12, 2006 (the “Debentures”) that certain parties (the "Lenders") wish to purchase up to $864,000 in aggregate principal amount of the Company’s 8% Senior Secured Notes (the “OID Notes”) and common stock purchase warrants of the Company (the “New Warrants”) substantially in accordance with the terms set forth on the term sheet attached hereto as Exhibit A (the “Debt Financing”), and that the Company believes the Debt Financing is in the best interests of the Company and its stockholders;

WHEREAS, reference is hereby made to the Securities Purchase Agreement, dated as of September 12, 2006, by and among the Company and the purchasers signatory thereto (the “Agreement”);

WHEREAS, reference is hereby made to the Registration Rights Agreement, dated as of September 12, 2006, by and among the Company and the purchasers signatory thereto (the “RRA”);

WHEREAS, reference is hereby made to the Common Stock Purchase Warrants issued pursuant to the Agreement (the “Prior Warrants”).

WHEREAS, the undersigned Debenture Holders hold at least 75% of the currently outstanding principal amount of the Debentures and 75% of the unexercised Warrant Shares (as defined in the Agreement) currently issuable pursuant to the Prior Warrants;

RECITALS RELATING TO CONSENT AND WAIVER
UNDER SECURITIES PURCHASE AGREEMENT

WHEREAS, Section 4.14(a) of the Agreement prohibits the Company from issuing shares of Common Stock or Common Stock Equivalents (as defined in the Agreement) until 90 days after the Effectiveness Date (as defined in the RRA);

WHEREAS, Section 5.5 of the Agreement provides that any provision of the Agreement may be waived, modified, supplemented or amended in a written instrument signed by the Company, Bushido Capital Master Fund L.P. in its capacity as agent for the Purchasers (as defined in the Agreement) (the “Agent”), and the holders of at least 75% in principal amount of the outstanding Debentures;

WHEREAS, Section 4.19 of the Agreement, titled “Most Favored Nation Provision” (the “MFN Provision”), would provide the Purchasers (as defined in the Agreement) with the right to exchange their respective Debentures for OID Notes and New Warrants, in lieu of cash consideration on a $1.00 for $1.00 basis, based on the outstanding principal amount of the Debentures, along with any accrued but unpaid interest, liquidated damages and other amounts owing on the Debentures, and the undersigned Debenture Holders wish to waive the right provided by the MFN Provision, for and on behalf of all the Purchasers;

WHEREAS, the Company wishes to issue 50,000 shares of common stock (the “Oceana Shares”) to Oceana Partners, LLC (“Oceana”) in consideration of Oceana initiating research coverage of the Company for a 12 month period;

WHEREAS, Oceana or its designee(s) will be owed a placement fee consisting in part of 10% warrant coverage entitling it or its designee(s) to receive warrants to purchase up to 80,000 shares of common stock at an exercise price of $1.20 per share (the “Placement Warrants”);

WHEREAS, the Debenture Holders wish to direct the Company to issue warrants, in the same form as the Prior Warrants, to purchase an aggregate of 150,000 shares of common stock at an exercise price of $1.00 per share (the “Security Interest Modification Warrants”), such warrants to be distributed to all the Purchasers on a pro rata basis, in consideration of the Purchasers executing an Amended and Restated Security Agreement which shall cause the OID Notes to be ranked pari passu with the Debentures;

RECITALS RELATING TO CONSENT AND WAIVER
UNDER REGISTRATION RIGHTS AGREEMENT

WHEREAS, the Company has incurred liquidated damages under Section 2(b) of the RRA in the amount of $169,917.33 as of the date hereof (the “Liquidated Damages”);

WHEREAS, Section 6(f) of the RRA provides that the provisions of the RRA may not be amended, modified or supplemented and waivers or consents to departures from the provisions thereof may not be given, unless the same shall be in writing and signed by the Company, the Agent and the holders of at least 75% in principal amount of the outstanding Debentures;

WHEREAS, the undersigned Debenture Holders wish to direct the Company to pay the Liquidated Damages, at each Purchaser’s election, by either (i) issuing to each so electing Purchaser such Purchaser’s pro rata portion of Liquidated Damages in common stock valued for such purpose at $0.85 per share (the “Damages Shares”), or (ii) increasing the principal amount of each so electing Purchaser’s Debenture by such Purchaser’s pro rata portion of the Liquidated Damages, in lieu of cash as full and final payment of the Liquidated Damages;

WHEREAS, the Company and the undersigned Debenture Holders wish to amend the definition of “Effectiveness Date” in the RRA, as provided herein;

RECITALS RELATING TO CONSENT AND WAIVER
UNDER DEBENTURES AND PRIOR WARRANTS

WHEREAS, the Company filed an amendment to its Articles of Incorporation on October 31, 2006 in order to effect a 0.93173414:1 reverse stock split (the “Reverse Split”);

WHEREAS, in connection with the Agreement and the issuance of the Debentures and Prior Warrants, the Company and the Purchasers had an understanding that the Reverse Split would not cause an adjustment of the Conversion Price (as defined in the Debentures) or the Exercise Price (as defined in the Prior Warrants);

WHEREAS, in connection with the Company’s first interest payment under the Debentures due April 1, 2007 (the “April 1 Payment”), the Company and the Debenture Holders wish to direct the Company to make the April 1 Payment, at each Purchaser’s election, by either (i) increasing each so electing Purchaser’s Debenture by such Purchaser’s pro rata portion of the April 1 Payment, or (ii) issuing to each so electing Purchaser such Purchaser’s pro rata portion of the April 1 Payment in common stock valued for such purpose at $0.85 per share;

WHEREAS, the undersigned Debenture Holders wish to waive the occurrence of an Event of Default under Section 8(a)(iii) of the Debentures occurring as a result of the Company’s failure to file the Registration Statement by the Filing Date and respond to SEC comments within the required ten-day period, provided that such waiver shall apply solely to the period from the first occurrence of such Event of Default until the next filing of an amendment on Form SB-2/A to the Registration Statement after the date hereof;

NOW, THEREFORE, in consideration of the premises set forth above, the proposed Debt Financing and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the undersigned hereby agree as follows:

 Section 1. Consent of Debenture Holders to Issuance of OID Notes, New Warrantsand Security Interest Modification Warrants. The undersigned Debenture Holders hereby waive, for and on behalf of all the Purchasers pursuant to Section 5.5 of the Agreement and solely in connection with the Debt Financing, the prohibitions set forth in Section 4.14(a) of the Agreement and Sections 7(a) and 7(b) of the Debentures and hereby consent to the Company issuing the OID Notes, the New Warrants and the Security Interest Modification Warrants and to perfecting the security interest of the Lenders in connection with the Debt Financing.

  Section 2. Consent of Debenture Holders to Potential Issuance of Damages Shares. The undersigned Debenture Holders hereby waive, for and on behalf of all the Purchasers pursuant to Section 5.5 of the Agreement and solely in connection with the possible issuance of the Damages Shares, the prohibition set forth in Section 4.14(a) of the Agreement.

  Section 3. Consent of Debenture Holders to Increase in Principal Amount of Debentures as Payment for Liquidated Damages and April 1 Payment. The Debenture Holders hereby waive, for and on behalf of all Purchasers pursuant to Section 9(k) of the Debentures and solely in connection with the possible increase in principal amount of the Debentures as payment of the Liquidated Damages and the April 1 Payment (to the extent such election is made by each Purchaser), the prohibitions set forth in Sections 7(a) and (b) of the Debentures. Each Purchaser’s pro rata portion of the April 1 Payment and the Liquidated Damages (to the extent each Purchaser so elects) shall be added to the principal amount of the Debentures in full satisfaction of the applicable portion of the April 1 Payment and the Liquidated Damages; provided that such addition shall be made only as of the date hereof and any further liquidated damages and interest or other charges accruing on such added amount shall be incurred only from and after the date hereof. No additional warrants shall be issued as a result of such addition to the principal amount of the Debentures.

  Section 4. Consent of Debenture Holders to Issuance of Oceana Shares and Placement Warrants. The undersigned Debenture Holders hereby waive, for and on behalf of all the Purchasers pursuant to Section 5.5 of the Agreement and solely in connection with the issuance of the Oceana Shares and the Placement Warrants, the prohibition set forth in Section 4.14(a) of the Agreement.

 Section 5. Waiver of Most Favored Nation Provision. The undersigned Debenture Holders hereby waive, for and on behalf of all the Purchasers pursuant to Section 5.5 of the Agreement and solely in connection with the Debt Financing, the right provided to the Purchasers under Section 4.19 of the Agreement.

 Section 6. Waiver of Anti-Dilution Rights. The undersigned Debenture Holders hereby waive, for and on behalf of all the Purchasers pursuant to Section 9(k) of the Debentures and Section 5(l) of the Prior Warrants, solely in connection with the issuance of the Damages Shares, the Oceana Shares and the Security Interest Modification Warrants, any adjustment to the Conversion Price (as defined in the debentures) and the Exercise Price (as defined in the Prior Warrants).

 Section 7. Consent to Issuance of Damages Shares in Lieu of Cash for Liquidated Damages; Waiver of Further Liquidated Damages. The undersigned Debenture Holders hereby (i) consent, for and on behalf of all the Purchasers, to the Company issuing the Damages Shares to the so electing Purchasers on a pro rata basis as full and final payment of the Liquidated Damages, and hereby accept, for and on behalf of all the so electing Purchasers, the Damages Shares as full and final payment of the Liquidated Damages, and (ii) waive, for and on behalf of all the Purchasers, all liquidated damages that may accrue or that may have accrued in excess of the Liquidated Damages under Section 2(b) of the RRA during the period from September 12, 2006 through the New Effectiveness Date (as defined in Section 8 below). This waiver shall not diminish or affect the Company’s obligations under Section 2(b) of the RRA with respect to any liquidated damages that may accrue after the New Effectiveness Date. The Company agrees that it shall register the Damages Shares with the Securities and Exchange Commission as soon as commercially practicable following the New Effectiveness Date.

 Section 8. Waiver of Event of Default under Section 8(a)(iii) of the Debentures. The undersigned Debenture Holders hereby waive, for and on behalf of all the Purchasers, the Event of Default under Section 8(a)(iii) of the Debentures occurring as a result of the Company’s failure to file the Registration Statement by the Filing Date and respond to SEC comments within the required ten-day period, and any other Events of Default arising out of such failures; provided that such waiver shall apply solely to the period from the first occurrence of such Event of Default until the next filing of an amendment on Form SB-2/A to the Registration Statement following the date hereof; and provided further that such waiver shall not affect the Company’s obligation to pay liquidated damages in the manner set forth herein in respect of such Events of Default.

 Section 9. Third Amendment to Registration Rights Agreement. The undersigned Debenture Holders hereby agree to amend, pursuant to Section 6(f) of the RRA, the definition of Effectiveness Date, in its entirety as follows:

“Effectiveness Date” means, with respect to the initial Registration Statement required to be filed hereunder, April 30, 2007 and, with respect to any additional Registration Statements which may be required pursuant to Section 3(c), the 60th calendar day following the date on which the Company first knows, or reasonably should have known, that such additional Registration Statement is required hereunder; provided, however, in the event the Company is notified by the Commission that one of the above Registration Statements will not be reviewed or is no longer subject to further review and comments, the Effectiveness Date as to such Registration Statement shall be the fifth Trading Day following the date on which the Company is so notified if such date precedes the dates required above.

 Section 10. Agreement to Exclude Reverse Stock Split from Causing Adjustment under Debentures and Prior Warrants. The undersigned Debenture Holders hereby agree, for and on behalf of all the Purchasers, that the Reverse Split shall not cause any adjustment of the Conversion Price under Section 5(a) of the Debentures or of the Exercise Price under 3(a) of the Prior Warrants.

 Section 11. Pro Rata Calculations. All pro rata calculations contemplated hereunder shall be made by dividing each Purchaser’s Subscription Amount under the September 12 Agreement by the aggregate of all Subscription Amounts under the September 12 Agreement.

 Section 12. Alternative Payment Methods Binding on All Purchasers. Each Purchaser shall be required to accept as full and final payment of such Purchaser’s pro rata portion of the Liquidated Damages and the April 1 Payment either shares of common stock or an increase in the principal amount of such Purchaser’s Debenture, as provided herein.

 Section 13. Effectiveness. This Consent and Waiver shall be deemed effective when executed and delivered to the Company by (i) the Agent, and (ii) the holders of at least 75% in principal amount of the currently outstanding Debentures.

 Section 14. Counterparts. This Consent may be executed in separate original or facsimile counterparts, each of which shall be deemed to be an original instrument and all of which taken together shall constitute a single instrument.

 Section 15. Recitals Incorporated. The Recitals of this Consent and Waiver are incorporated herein and made a part hereof.

* * * *

IN WITNESS WHEREOF, the undersigned have executed and delivered this Consent and Waiver as of the date first written above.

COMPANY:

CyberDefender Corporation,
a California corporation

By:
	Name:	Gary Guseinov
	Title:	Chief Executive Officer

[SIGNATURES CONTINUE ON NEXT PAGE]

[PURCHASER SIGNATURE PAGE TO CYBERDEFENDER CONSENT AND WAIVER]

Purchasers:	Signature
Bushido Capital Master Fund, LP By: Louis Rabman Its: President
Pierce Diversified Strategy Master Fund LLC, Series BUS (6) By: Christopher Rossman Its: Attorney In Fact
Camofi Master LDC By: Jeffrey M. Haas Its: Authorized Signatory
Richardson & Patel, LLP By: Kevin Friedmann Its: Partner
Robert Goggin

EXHIBIT A

Term Sheet